UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2008

GENOPTIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33753	33-0840570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2110 Rutherford Road

Carlsbad, CA 92008

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 268-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On August 8, 2008, Genoptix, Inc., a Delaware corporation (“Genoptix”), entered into a Termination of Lease (the “Agreement”) with Blackmore Signal Hill, L.P. (“Blackmore”).  Pursuant to the terms of the Agreement, Genoptix and Blackmore terminated the lease agreement, dated February 4, 2008, under which Blackmore previously leased to Genoptix 12,472 square feet of office space in Carlsbad, California (the “Lease”).  The material terms of the Lease are described in Genoptix’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2008.  The Lease was terminated as contemplated by Genoptix’s new lease agreement with Allen Joseph Blackmore, Trustee of the Blackmore Family Trust, Restated 1995 (“Allen Joseph”), an affiliate of Blackmore, pursuant to which Allen Joseph leases to Genoptix 42,948 square feet of office space in Carlsbad, California.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENOPTIX, INC.

Dated: August 12, 2008	By:	/s/ Christian V. Kuhlen, M.D., Esq.
Christian V. Kuhlen, M.D., Esq.
Vice President, General Counsel